EXHIBIT 99.1


RADIAL ENERGY INC. ANNOUNCES $5 MILLION CONVERTIBLE DEBENTURE FINANCING

RADIAL ENERGY INC. (OTCBB: RENG) announces today that it has signed a $5,000,000 convertible debenture financing with Cornell Capital Partners, LP and has received the first tranche of $2,000,000.

The debentures have a term of three years and bear interest at 7% per year. At the option of the holder, the debentures may be converted into Radial Energy common stock at a conversion price equal to the lower of $1.0536 or 90% of the lowest volume weighted average daily closing price of the Company's common stock, during the fifteen trading days immediately prior to the conversion date. In addition, Radial Energy issued 9,166,667 warrants to Cornell Capital with exercise prices varying from $0.75 to $1.50 per warrant. None of the shares of common stock underlying the debentures or warrants were registered under the Securities Act of 1933. Accordingly, such shares may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The company has agreed to file a registration statement covering the resale by the investor of the shares.

The proceeds will be invested into Radial Energy's ongoing projects including the Block 100 project in Peru, the Cherokee County prospects in Texas, and the Bosques project in Colombia. As previously announced by Radial Energy, the estimated spud date of the Huaya 100-1X well in Peru is October 15th, 2006 and it is expected to take 7-10 days to reach total depth.

Radial Energy President G. Leigh Lyons stated, "We are extremely pleased with the financial flexibility this recent financing has provided. If the first well in Peru is successful, as we expect it to be, this financing will allow us to immediately drill 2 additional wells, bringing Radial Energy a step closer to the production stage."

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Company's securities. This private placement was made by the Company and any opportunity to participate in the private placement was available to one accredited investor.



ABOUT CORNELL CAPITAL PARTNERS, LP

Established in January 2001, Cornell Capital Partners, LP (http://www.cornellcapital.com) has funded numerous companies listed on the OTCBB. Building on that solid foundation, Cornell has consummated transactions with AMEX and NASDAQ listed companies, and continues its success in international markets.



About Radial Energy Inc. (OTCBB: RENG)

Radial Energy identifies, acquires and develops low risk oil and natural gas exploration and development opportunities throughout the Americas. The company's innovative strategy involves targeting overlooked or under-developed reserves that are under the radar of multinational oil companies and out of the reach of small independents.

Radial Energy has rapidly assembled an impressive portfolio of oil and gas plays including working interests in two separate oil and gas prospects located in Cherokee County, Texas as well as in the Block 100 oil project located within the Huaya Anticline area in the Ucayali Basin of eastern Peru. The company has also executed a Letter of Intent to acquire rights to explore and develop oil reserves on the Bosques Block play located in the prolific Middle Magdalena Valley of Colombia. The Company targets prospective oil and natural gas opportunities in historically productive regions with a primary focus on identifying previously drilled but undeveloped exploratory wells that, due to factors at the time of initial drilling including the absence of pipeline infrastructure, lack of modern recovery technology, poor geological or engineering interpretation or low oil and gas prices, were not fully exploited.

Radial Energy is led by a highly motivated team of industry veterans with proven expertise in North, Central and South American oil and natural gas development. Bolstered by first-rate management, farsighted acquisitions, the speed and agility to take advantage of changing market conditions, a firm commitment to building value for shareholders and the growing demand for energy worldwide, Radial Energy is taking maximum advantage of a tremendous opportunity to develop overlooked and under-developed oil and gas reserves in North and South America.


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Forward-Looking Statements

Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Radial Energy Inc. has little or no control.



ON BEHALF OF THE BOARD

Radial Energy Inc.

----------------------

G. Leigh Lyons, President

CONTACT:

     Investor Relations Contact:

     J & J Investor Relations Inc.

     1-888-795-2874

Visit our website at http://www.radialenergyinc.com